EXHIBIT 21


                            Belport Capital Fund LLC
                                  Subsidiaries



         Name                                   Jurisdiction of Incorporation
         ----                                   -----------------------------

Belport Realty Corporation                                 Delaware

Bel Holdings LLC                                           Delaware

Bel Multifamily Property Trust                             Maryland

Monadnock Property Trust, LLC                              Delaware